Exhibit 99.1
National Medical Health Card Systems, Inc. (NASDAQ: NMHC)

This slide presentation contains forward-looking projections which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in the Company's Annual Report on Form 10K for the fiscal year ended June 30, 2007 and other Securities and Exchange Commission filings. Safe Harbor Statement

A leading independent middle-market PBM PBM, Mail Order, Specialty Pharmacy, Disease Management, Medicare Part D Headquarters in Port Washington, NY Offices in Pittsburgh, Sacramento, Little Rock, Miramar, Portland, and Latham Diverse customer set across all market segments NMHC Business Summary Employer 8% Managed Care 32% Government 15% TPA 33% Union 8%

Defining a Pharmacy Benefit Manager PBMs design and administer prescription drug plans for clients tailored to clinical and financial outcomes Patient/Physician Payer / Employer Pharma Company Pharmacy

Pharmacy Benefit Management is an Attractive, Defensive Growth Industry PBM Total U.S. spend on pharmaceuticals continues to growth at 8-10% Price inflation of ~4-5% Increase in Per Member Per Year utilization of ~2-3% "Greying" of the U.S. population driving usage New product introductions and more direct-to-consumer advertising Mail Order Specialty Pharmacy Incremental profit opportunity for PBMs while delivering value to all parties Convenience for patients for routine, maintenance medications Saving to payor as mail order can deliver drugs at a cheaper net cost than retail Specialty Pharmacy grew revenues by 27% in FY 2007 Price increases and new product introductions Incremental profit opportunity for PBMs while delivering value to all parties High-cost therapy programs which require extra cost management scrutiny Higher-risk clinical outcomes requiring incremental patient safety protocols Source: NMHC

Big Three Middle Market Middle-Market Opportunity Source: NMHC Employers and consultants looking for an alternative to Big Three NMHC is a leading independent middle market PBM NMHC's differentiated message: Dedicated and customized account management Full service with Mail Order and Specialty Pharmacy Expertise in clinical algorithms and Medicare Part D Dozens of regional sub-$200M PBMs & Specialty Pharmacies NMHC

NMHC Financial Performance FY00 FY01 FY02 FY03 FY04 FY05 FY06 FY07 Gross Profit 14.3 22.5 35.1 47.8 64 86.7 91.4 87.3 EBITDA* 3.2 3.7 11.2 16.4 19.3 27 23 9.7 Revenue FY00 FY01 FY02 FY03 FY04 FY05 FY06 FY07 Revenue 167.7 272.1 459.8 573.3 651.1 800.1 862.9 679.1 ($ Millions) *Reconciliation of EBITDA to public financials included at the conclusion of the presentation Five-year Revenue CAGR of 8% Five-year Gross Profit CAGR of 20% Profitable Every Year Since 1996*

Solid Balance Sheet Balance Sheet as of June 30, 2007 ($ Thousands) Assets Liabilites and Equity Cash and cash equivalents 705 Claims payable to pharmacies 59,508 Restricted cash 19,276 Rebates payable to customers 45,668 Accounts receivable, net 62,465 Trade and other payables and accrued expenses 19,804 Rebates receivable, net 42,417 Current portion of capital lease obligations 989 Inventory 6,250 Customer deposits payable 12,244 Deferred tax assets 1,913 Borrowings on revolver - Prepaid expenses and other current assets 2,758 Other Current liablities 954 Total Current Assets 135,784 Total Current Liabilites 139,167 Capital lease obligations, less current 1,486 Other non-current liabilities 1,330 Deferred tax liabilites 8,780 PP&E, net 14,541 Total Liabilities 150,763 Intangible assets, net 2,551 Goodwill 99,414 Redeemable Preferred Equity 76,813 Other non-current assets 799 Common Stockholder's Equity 25,513 Total Assets 253,089 Total Liabilities, Preferred Equity, and Common Equity 253,089

Areas of Progress in FY '07 Key new senior management members were recruited: Tom Erickson, Chief Executive Officer George McGinn, General Counsel Several major new sales wins validating NMHC's value propositions: State of Hawaii Safeway Restructuring of Account Services and Sales organizations Significant IT initiative to migrate legacy clients to SXC adjudication platform is gaining traction under Patrick Moroney, interim Chief Information Officer NMHC corporate strategy initiative kicked off with a focus on profitable growth

New Management is Implementing a Focused Strategy on Profitable Growth Complete re-underwriting of every client account Focus on serving "core" accounts Restructure or eliminate low margin accounts Rationalize SG&A structure $87.3M of FY'07 gross profit is a key asset Refine the sales strategy to target the most profitable client segments Leverage NMHC's competitive advantage in Medicare Part D Leverage NMHC's position as an independent middle-market player Continue to rapidly grow mail order and specialty divisions

Q&A

EBITDA Reconciliation

EBITDA Reconciliation Three of the Company's financial covenants under its revolving credit facility ("Facility") are based upon the EBITDA (earnings before interest, taxes, depreciation and amortization) generated by the Company over specified periods of time. These covenants, consolidated debt to consolidated EBITDA and consolidated fixed charge ratio, are evaluated by the Lender as a measure of the Company's liquidity and its ability to meet all of its obligations under the Facility. EBITDA is presented as cash flow from operations plus or minus the net changes in assets and liabilities and the changes in certain non-cash reconciling items from net cash from operations to net income over the reported periods. While EBITDA is not a measure of financial performance nor liquidity under generally accepted accounting principles, it is provided as information for investors for analysis purposes in light of the financial covenants referred to above. EBITDA is not meant to be considered a substitute or replacement for net income as prepared in accordance with accounting principles generally accepted in the United States.